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                                                                      EXHIBIT 21


                   SIGNIFICANT SUBSIDIARIES OF SOUTHDOWN, INC.
                             AS OF DECEMBER 31, 1999



                                                                                                 STATE OF
                                            SUBSIDIARY *                                       ORGANIZATION
                                            ------------                                       ------------

SOUTHDOWN FINANCE, INC..............................................................             DELAWARE

SOUTHDOWN CALIFORNIA CEMENT LLC (A SUBSIDIARY OF SOUTHDOWN FINANCE, INC.)...........             DELAWARE

KOSMOS CEMENT COMPANY (A PARTNERSHIP)...............................................             KENTUCKY



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* CONDUCTS BUSINESS UNDER ITS NAME.